EXHIBIT 99.1

AutoZone 1st Quarter Sales Increase 1.6%; EPS Increases 10.1% to $2.23

MEMPHIS, Tenn., Dec. 8, 2008 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE:AZO) today reported net sales of $1.5 billion for its first quarter (12 weeks) ended November 22, 2008, an increase of 1.6 % from fiscal first quarter 2008 (12 weeks). Domestic same store sales, or sales for stores open at least one year, decreased 1.5% for the quarter.

Operating income for the quarter increased $1.2 million, or 0.5%, over the same period last year to $238.5 million, while diluted earnings per share increased 10.1% to $2.23 per share from $2.02 per share in the year-ago quarter.

For the quarter, gross profit, as a percentage of sales, was 50.1% (versus 49.9% last year). The improvement in gross margin was positively impacted by category management efforts. Operating expenses, as a percentage of sales, were 34.0% (versus 33.6% last year). The increase in operating expenses, as a percentage of sales, primarily reflected higher occupancy costs and self insurance expenses versus last year.

Under its share repurchase program, AutoZone repurchased 2.2 million shares of its common stock for $272 million during the first quarter, at an average price of $122 per share. The Company has $337 million remaining under its current share repurchase authorization.

The Company's GAAP inventory increased 6.6% over the same period last year. However, adjusted inventory per store, which includes supplier owned pay-on-scan inventory, was $513 thousand versus $507 thousand last year, an increase of 1.3%. Net inventory, defined as merchandise inventories less accounts payable, decreased on a per store basis to $43 thousand from $50 thousand last year.

"We are pleased to report our ninth consecutive quarter of double digit earnings per share growth. In this challenging macro economic environment, growing operating income is difficult, but through the dedication and commitment of our 57,000+ AutoZoners across North America, we were able to accomplish this goal. We were disappointed with our sales performance early in the quarter, as we were impacted by the disruption caused by Hurricanes Gustav and Ike. Beginning in October, our sales were more consistent with recent quarterly performance. Despite the challenges in the broader economy, we remain committed to our long range plans and believe the ultimate determinant of our success will be our strategies and our execution of those strategies. At the end of the first quarter, our balance sheet was in excellent condition, and we remain committed to our disciplined approach to growing operating earnings while utilizing our capital effectively," said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter AutoZone opened 30 new stores and replaced two stores in the U.S. and opened two stores in Mexico. As of November 22, 2008, the Company had 4,122 stores in 48 states, the District of Columbia and Puerto Rico in the U.S. and 150 stores in Mexico.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, and service stations. AutoZone also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information, and auto and light truck parts through www.autozone.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, December 9, 2008, beginning at 10:00 a.m. (EST) to discuss its first quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (203) 369-1211 through Tuesday, December 16, 2008 at 11:59 p.m. (EST).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include return on invested capital, adjusted inventory, adjusted inventory per store, adjusted debt, adjusted debt/EBITDAR, and adjusted consolidated statements of operations. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company's debt levels to a ratio of adjusted debt to EBITDAR and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: competition; product demand; the economy; credit markets; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; energy prices; war and the prospect of war, including terrorist activity; availability of consumer transportation; construction delays; access to available and feasible financing; and changes in laws or regulations. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 30, 2008, for more information related to those risks.

 AutoZone's 1st Quarter Highlights - Fiscal 2009

 Condensed Consolidated Statements of Operations
 1st Quarter
 (in thousands, except per share data)
                                                     GAAP Results
                                               -----------------------
                                                12 Weeks     12 Weeks
                                                 Ended        Ended
                                              Nov 22, 2008 Nov 17, 2007
                                               ----------   ----------

 Net sales                                     $1,478,292   $1,455,655
 Cost of sales                                    737,101      729,207
                                               ----------   ----------
 Gross profit                                     741,191      726,448
 Operating, SG&A expenses                         502,652      489,073
                                               ----------   ----------
 Operating profit  (EBIT)                         238,539      237,375
 Interest expense, net                             31,166       28,062
                                               ----------   ----------
 Income before taxes                              207,373      209,313
 Income taxes                                      76,002       76,797
                                               ----------   ----------
 Net income                                    $  131,371   $  132,516
                                               ==========   ==========
 Net income per share:
  Basic                                        $     2.25   $     2.04
  Diluted                                      $     2.23   $     2.02
 Weighted average shares outstanding:
  Basic                                            58,325       64,855
  Diluted                                          58,915       65,444

 Selected Balance Sheet Information
 (in thousands)
                                 Nov 22, 2008 Nov 17, 2007 Aug 30, 2008
                                  ----------   ----------   ----------

 Cash and cash equivalents        $   85,756   $   79,813   $  242,461
 Merchandise inventories           2,186,627    2,051,524    2,150,109
 Current assets                    2,462,145    2,319,737    2,586,301
 Property and equipment, net       2,267,198    2,188,535    2,289,656
 Total assets                      5,113,214    4,874,217    5,257,112
 Accounts payable                  2,002,128    1,844,940    2,043,271
 Current liabilities               2,527,977    2,319,270    2,519,320
 Debt                              2,268,200    2,161,070    2,250,000
 Stockholders' equity                 59,997      171,053      229,687
 Working capital                     (65,832)         467       66,981
 --------------------------------------------------------

 Adjusted Debt / EBITDAR (Trailing 4 Qtrs)    Nov 22, 2008 Nov 17, 2007
 -----------------------------------------     ----------   ----------
 Net income                                    $  640,461   $  604,299
 Add:  Interest                                   119,849      120,085
       Taxes                                      364,988      345,261
                                               ----------   ----------
 EBIT                                           1,125,298    1,069,645

 Add:  Depreciation                               169,970      163,549
       Rent expense                               170,644      155,352
       Option expense                              18,662       18,342
                                               ----------   ----------
 EBITDAR                                       $1,484,574   $1,406,888

 Debt                                          $2,268,200   $2,161,070
 Capital lease obligations                         59,640       55,985
 Add: adjusted rent x 6                         1,023,864      932,112
                                               ----------   ----------
 Adjusted debt                                 $3,351,704   $3,149,167
                                               ==========   ==========

 Adjusted debt to EBITDAR                             2.3          2.2

 Selected Cash Flow Information
 (in thousands)
                                                12 Weeks     12 Weeks
                                                 Ended        Ended
                                              Nov 22, 2008 Nov 17, 2007
                                               ----------   ----------

 Depreciation                                  $   40,153   $   39,692
 Capital spending                              $   51,099   $   44,887

 Cash flow before share repurchases:

 Net increase (decrease) in cash and
  cash equivalents                             $ (156,705)  $   (6,841)
 Subtract increase (decrease) in debt              18,200      225,452
 Subtract share repurchases                      (272,123)    (349,990)
                                               ----------   ----------
 Cash flow before share repurchases and
  changes in debt                              $   97,218   $  117,697
                                               ==========   ==========

 Other Selected Financial Information
 (in thousands)
                                              Nov 22, 2008 Nov 17, 2007
                                               ----------   ----------

 Cumulative share repurchases ($)              $6,563,038   $5,791,708
 Remaining share authorization ($)             $  336,962   $  108,292

 Cumulative share repurchases (shares)            108,290      102,152
 Shares outstanding, end of quarter                57,488       63,177

 ---------------------------------------------------------------------
                                                 Trailing 4 Quarters
                                              Nov 22, 2008 Nov 17, 2007
                                               ----------   ----------
 Net income                                    $  640,461   $  604,299
 Add:  After-tax interest                          76,224       76,422
       After-tax rent                             108,529       98,866
                                               ----------   ----------
 After-tax return                                 825,214      779,587

 Average debt*                                  2,073,108    1,984,002
 Average capital lease obligations*                61,637       39,044
 Average equity*                                  291,256      431,947
 Add: rent x 6                                  1,023,864      932,112
                                               ----------   ----------
 Pre-tax invested capital                      $3,449,865   $3,387,105
                                               ==========   ==========

 Return on Invested Capital (ROIC)                   23.9%        23.0%
 ---------------------------------------------------------------------

 * All averages are computed by taking trailing 14 periods balances.

 AutoZone's 1st Quarter Fiscal 2009
 Selected Operating Highlights

 Store Count & Square Footage
 ----------------------------
                                                12 Weeks     12 Weeks
                                                 Ended        Ended
                                              Nov 22, 2008 Nov 17, 2007
                                               ----------   ----------

 Domestic stores:
  Store count:

  Stores opened                                        30           40
  Stores closed                                        --            1
  Replacement stores                                    2            3
  Total domestic stores                             4,122        3,972

  Stores with commercial programs                   2,240        2,188

  Square footage (in thousands):                   26,443       25,397
  Square footage per store                          6,415        6,394
 Mexico stores:
  Stores opened                                         2            1
  Total stores in Mexico                              150          124

 Total stores chainwide                             4,272        4,096

 Sales Statistics (Domestic Stores Only)
 ---------------------------------------

                      12 Weeks     12 Weeks    Trailing 4   Trailing 4
                       Ended        Ended       quarters     quarters
                    Nov 22, 2008 Nov 17, 2007 Nov 22, 2008 Nov 17,2007
                     ----------   ----------   ----------   ----------
 Total retail sales
  ($ in thousands)   $1,222,151   $1,213,082   $5,402,567   $5,202,509
   % Increase vs.
    LY retail sales         0.7%         3.6%         3.8%         3.4%
 Total commercial
   sales ($ in
   thousands)        $  170,627   $  167,572   $  756,786   $  712,457
   % Increase vs. LY
   commercial sales         1.8%         4.3%         6.2%         0.5%

 Sales per average
  store ($ in
  thousands)         $      339   $      349   $    1,522   $    1,520
 Sales per average
  square foot        $       53   $       55   $      238   $      238

                      12 Weeks     12 Weeks
                        Ended        Ended
                    Nov 22, 2008 Nov 17, 2007
                     ----------   ----------
 Same store sales         (1.5%)        1.3%

 Inventory Statistics (Total Stores)
 -----------------------------------

                                                 as of        as of
                                              Nov 22, 2008 Nov 17, 2007
                                                ----------  ----------
 Accounts payable/inventory                          91.6%        89.9%

 ($ in thousands)
 Inventory*                                    $2,186,627   $2,051,524
 Pay-on-scan inventory                              5,691       23,232
                                               ----------   ----------
 Adjusted inventory                            $2,192,318   $2,074,756

 Adjusted inventory per store                  $      513   $      507

 Net inventory (net of payables)               $  184,499   $  206,584
 Net inventory  / store                        $       43   $       50

                                                 Trailing 4 quarters
                                              Nov 22, 2008 Nov 17, 2007
                                               ----------   ----------
 Inventory turns**                                    1.5x         1.6x

 * This is reported balance sheet inventory

 ** Inventory turns is calculated as cost of sales divided by the average merchandise inventory balance over the previous year. The calculation includes cost of sales related to pay-on-scan sales, which were $15.3MM for the trailing 53 weeks ended November 22, 2008 and
 $59.2MM for the trailing 52 weeks ended November 17, 2007.

CONTACT: AutoZone, Inc.
         Financial
         Brian Campbell
           (901) 495-7005
           brian.campbell@autozone.com
         Media:
         Ray Pohlman
           (901) 495-7962
           ray.pohlman@autozone.com